CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report included in this Amendment No. 2 to Registration Statement on Form S-1, file number 333-200911 of Code Navy (the “Company”) of our report dated December 11, 2014, relating to our audit of the Company’s financial statements as of June 30, 2014, and for the period then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Yu Certified Public Accountant, P.C.

Yu Certified Public Accountant, P.C.

New York, New York

February 17, 2015